Exhibit 10.2

MADISON AIR SOLUTIONS CORPORATION
(a Delaware corporation)
12,014,417 Shares of Class A Common Stock ($0.0000001 par value per share)
SECURITIES PURCHASE AGREEMENT
Dated: August 25, 2026

MADISON AIR SOLUTIONS CORPORATION (a Delaware corporation)
12,014,417 Shares of Class A Common Stock
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of August 25, 2026, by and between Madison Air Solutions Corporation, a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including such purchaser’s heirs, assigns executors, administrators, legal representatives and permitted assigns, the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Class A Common Stock, par value $0.0000001 per share, of the Company (“Class A Common Stock”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the Company and the Purchaser will enter into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which the Purchaser will agree not to sell or transfer the Shares for one year after the Closing Date with respect to the Class A Common Stock acquired pursuant hereto;
WHEREAS, as a condition to the Closing, the Purchaser will execute and deliver a joinder (the “Registration Rights Joinder”) to the Registration Rights Agreement (as defined below), dated as of April 15, 2026, by and among the Company and the other parties thereto (the “Registration Rights Agreement”), pursuant to which the Purchaser will become a party thereto and be entitled to the benefits and subject to the obligations set forth therein; and
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
As used in this Agreement, the following terms shall have the following meanings:
“Acquisition” means the proposed acquisition by the Company of all of the issued and outstanding shares and limited partnership interests in the Target pursuant to that certain Sale and Purchase Agreement, dated as of August 15, 2026, by and among the Company, Madison Air Solutions Germany GmbH, Sturm Beteiligungs-GmbH & Co. KG, Ziehl Beteiligungen GmbH & Co. KG and Philippiak Holding GmbH.
“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2 hereof.
“Closing Date” means the Trading Day on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Material Adverse Effect” means any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, it being understood that in no event shall any change or development relating to the Acquisition or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Target be deemed to constitute a Material Adverse Effect.
“NYSE” means the New York Stock Exchange or any other national securities exchange or automated quotation system on which the Class A Common Stock is then listed or quoted.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Per Share Purchase Price” means $24.97 per Share.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Placement Agents” means Goldman Sachs & Co. LLC and Barclays Capital Inc., their affiliates and any of their control persons, officers, directors or employees, solely in their capacities as placement agents in a separate offering of shares of Class A Common Stock to institutional investors and solely for purposes of Sections 1(b)(x) and 12.
“Rule 144” means Rule 144 promulgated under the Securities Act, as in effect from time to time (or a successor rule thereto).
“SEC Reports” means all reports, schedules, forms, statements and other documents filed or required to be filed by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the shares of Class A Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Subscription Amount” means the aggregate amount to be paid for Shares purchased hereunder as specified in Section 2(a) of this Agreement in United States dollars and in immediately available funds.
“Target” shall mean ebm-papst Mulfingen GmbH & Co. KGaA & Co. KG, ebm-papst Mulfingen GmbH & Co. KGaA, ebm-papst Finanzierungsgesellschaft mbH and ebm-papst Verwaltungs GmbH, collectively.
“Trading Day” means a day on which the NYSE is open for business.
“Transaction Documents” means this Agreement, the Lock-Up Agreement, the Registration Rights Joinder and any other documents or agreements executed in connection with the transactions contemplated hereunder (which, for the avoidance of doubt, shall not include the Acquisition).
SECTION 1.    Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date and agrees with the Purchaser, as follows:
(i)The Company has filed all SEC Reports required to be filed with the Commission on a timely basis or has received or obtained a valid extension of such time of filing and has filed such SEC Reports prior to the expiration of any such extension. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)Since the date of the most recent audited financial statements included in the SEC Reports, except as disclosed in the SEC Reports, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or in connection with the Acquisition, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
(iii)The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(iv)The Company and each of its subsidiaries has been (A) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the SEC Reports, and (B) has been duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing (or foreign equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B) where the failure to be so qualified or in good standing (or foreign equivalent) would not, individually or in the aggregate, have a Material Adverse Effect, and each “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act (the “Significant Subsidiaries”) of the Company has been listed on Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 9, 2026;
(v)The Company has an authorized, issued and outstanding capitalization as set forth in the SEC Reports (except for subsequent issuances, if any, pursuant to this Agreement, in connection with the Acquisition (including as consideration therefor), pursuant to reservations, agreements or employee benefit plans referred to in the SEC Reports or pursuant to the exercise of convertible securities or options referred to in the SEC Reports). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise disclosed in the SEC Reports;
(vi)The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A Common Stock conforms, in all material respects, to all statements relating thereto contained in the SEC Reports and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder;
(vii)Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 1(b), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the NYSE;
(viii)The sale of the Shares and the compliance by the Company and its subsidiaries with this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares contemplated by this Agreement (which, for the avoidance of doubt, shall not include the

Acquisition), except such as have already been obtained or as may be required under the Securities Act, the rules of the NYSE, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase of the Shares by the Purchaser;
(ix)Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(x)Except as disclosed in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
(xi)The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
(xii)PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and the rules and regulations of the Commission thereunder;
(xiii)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (A) complies with the requirements of the Exchange Act, (B) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (C) is designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xiv)Except as disclosed in the SEC Reports, since the date of the latest audited financial statements included in the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xv)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xvi)This Agreement has been duly authorized, executed and delivered by the Company;
(xvii)Neither the Company nor its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or any of its subsidiaries or controlled affiliates nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or controlled affiliates has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xviii)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xix)Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, OFAC, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company or any of its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(xx)The financial statements included in the SEC Reports, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the SEC Reports present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Reports under the Exchange Act or the rules and regulations promulgated thereunder. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;
(xxi)The Company and each of its subsidiaries (A) exclusively own or otherwise possess valid and sufficient rights (pursuant to written agreements) to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, trade secrets and other confidential or proprietary know-how, software, systems and technology, and any other intellectual property or proprietary rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses, (B) do not and have not, through the conduct of their respective businesses, infringed, misappropriated, or otherwise violated or conflicted with any Intellectual Property of any third party, and to the Company’s knowledge, no third party has infringed, misappropriated, or otherwise violated, or conflicted with any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries (“Company Intellectual Property”), (C) have not received any written notice of (a) any claim of infringement, misappropriation, or other violation or conflict with, any Intellectual Property of any third party (including any invitations to take a license or cease and desist letters) or (b) any claim challenging the validity, enforceability or scope of, or the Company’s or its subsidiaries’ rights in or ownership of, any Company Intellectual Property and (D) have taken all reasonable steps necessary to secure and protect their interests in the Intellectual Property developed by their employees, consultants, agents and contractors on behalf of the Company and its subsidiaries, including the execution of valid present Intellectual Property assignment and non-disclosure agreements for the benefit of the Company and its subsidiaries by such employees, consultants, agents and contractors, and, to the Company’s knowledge, no such agreement has been breached or violated in any manner that would materially impact the Company or any of its subsidiaries’ businesses;
(xxii)The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases, in each case, that are owned

(or purported to be owned) or controlled by the Company or its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or governmental or regulatory authority, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;
(xxiii)Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the SEC Reports is not based on or derived from sources that are reliable and accurate in all material respects; and such data are consistent with the sources from which they are derived and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;
(xxiv)There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans;
(xxv)Neither the Company nor its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;
(xxvi)The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the SEC Reports, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
(xxvii)The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law; and the Company and its subsidiaries reasonably believe that they will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(xxviii)(A) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and to the knowledge of the Company or any of its subsidiaries there is no event or condition that would reasonably be expected to result in any such written notice; (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except in the case of each of clauses (a), (b) and (c) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as disclosed in the SEC Reports, there are no proceedings that are pending, or that are known by the Company or any of its subsidiaries to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed against the Company or any of its subsidiaries;
(xxix)(A) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 430 of the Code or Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 430 of the Code or Section 305 of ERISA); (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (H) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect;
(xxx)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company or its subsidiaries, threatened against the Company or its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Company or any of its subsidiaries, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and, to the knowledge of the Company or any of its subsidiaries, no union organizing activities taking place; and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;
(xxxi)Neither the Company or any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity;
(xxxii)Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act;
(xxxiii) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 1(b), neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the NYSE;
(xxxiv)The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives;
(xxxv)With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify the Purchaser promptly in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person; and
(xxxvi)The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 1(b) hereof.
(b)Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date and agrees with the Company, as follows:
(i)The Purchaser is a natural person of legal age and has full legal capacity, right and authority to enter into and consummate the transactions contemplated by the Transaction Documents and otherwise to carry out the Purchaser’s obligations hereunder and thereunder. Each Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law;
(ii)The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except, in each case, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform the Purchaser’s obligations hereunder;
(iii)The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for the Purchaser’s own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law;
(iv)At the time the Purchaser was offered the Shares, the Purchaser was, and as of the date hereof is, (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act because the Purchaser satisfies one or more of Rule 501(a)(4), (a)(5), (a)(6), (a)(10) or, if applicable, (a)(13). The Purchaser is a natural person with total assets of at least $50 million and, accordingly, an account of the Purchaser is an “institutional account” within the meaning of FINRA Rule 4512(c)(3);

(v)To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser is not subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser agrees to use the Purchaser’s best efforts to cooperate with the Company to comply, to the extent applicable or to the extent such disclosure becomes applicable, with the Company’s disclosure obligations under Rule 506(e);
(vi)The Purchaser is not (A) named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List, each administered by OFAC, or any other Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), (B) acting on behalf of a person named on an OFAC List, (C) located or resident in, or born in or a citizen or national of, a Sanctioned Jurisdiction or (D) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515. The funds used by the Purchaser to purchase the Shares are the Purchaser’s own funds, were derived from lawful activities and are not the funds of, or provided on behalf of, any person subject to sanctions administered by OFAC or located or resident in a Sanctioned Jurisdiction;
(vii)The Purchaser, either alone or together with the Purchaser’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser has made the Purchaser’s own analysis and decision to invest in the Shares determined based on the Purchaser’s own independent review, and such professional advice from the Purchaser’s own advisors, that the Purchaser’s purchase of the Shares (A) is consistent with the Purchaser’s financial needs, objectives and condition (B) complies with all legal, contractual and other restrictions applicable to the Purchaser and (C) is a fit, proper and suitable investment for the Purchaser, notwithstanding the risks associated with a purchase of the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that there is no assurance that the Class A Common Stock will continue to be quoted, traded or listed for trading or quotation on the NYSE or on any other organized market or quotation system;
(viii)The Purchaser is not, to the Purchaser’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement;
(ix)No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser;
(x)The Purchaser acknowledges that the Purchaser has had the opportunity to review the Transaction Documents and the SEC Reports and has been afforded (A) the opportunity to ask such questions as the Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects (including with respect to the Acquisition and the Target) sufficient to enable the Purchaser to evaluate the Purchaser’s investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed and independent analysis and investment decision with respect to the investment. The Purchaser has made the decision to purchase the Shares independently and has not relied on (1) any statement of the Company not contained in such documents or in this Agreement in connection with the Purchaser’s decision to enter into this Agreement and the transactions contemplated hereby, (2) any information or advice furnished by or on behalf of any other purchaser of shares of Class A Common Stock in connection with the transaction contemplated hereby or (3) either Placement Agent or any statement, representation, recommendation, information or advice made or provided by either Placement Agent. The Purchaser further represents, acknowledges and agrees that (w) neither Placement Agent, directly or indirectly, solicited the Purchaser in connection with the Purchaser’s acquisition of the Shares under this Agreement, (x) the Placement Agents are acting as placement agents in a separate offering of shares of Class A Common Stock to institutional investors and are not acting as placement agents, underwriters, initial purchasers, brokers, dealers or other representatives for the Company or the Purchaser in connection with the offer or sale of Shares and shall not be construed as financial advisors or fiduciaries to the Purchaser under this Agreement, (y) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby and the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby. The Purchaser agrees that neither Placement Agent shall be liable to the Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Purchaser’s purchase of the Shares;
(xi)Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), of the securities of the Company, including any derivatives, during the period commencing as of the time that the Purchaser first became aware of the potential to purchase Shares from the Company in connection with this Agreement and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement and other than to the Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, as of the date of this Agreement the Purchaser has maintained the confidentiality of all disclosures made to the Purchaser in connection with this transaction (including the existence and terms of this transaction, the Acquisition, and information related to the Target). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect “short sales” or similar transactions in the future;
(xii)The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares;
(xiii)The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares;
(xiv)The Purchaser’s principal residence and the state or other jurisdiction in which the Purchaser made the investment decision with respect to the Shares are accurately set forth on the Purchaser’s signature page hereto;
(xv)The Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company during a certain period of time, if any, the resale occurring following the required holding period under Rule 144 and under certain circumstances the number of shares being sold during any three-month period not exceeding specified limitations;
(xvi)The Purchaser understands that the certificates or other instruments representing the Shares, until such time as the exchange or resale of the Shares has been registered under the Securities Act, may bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such Shares):
(xvii)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS; and
(xviii)In connection with the due diligence investigation of the Company by the Purchaser, the Purchaser has received and may continue to receive after the date hereof from the Company certain estimates, projections, forecasts, regulatory approval expectations and other forward-looking information, as well as certain business plan information, regarding the Company and its affiliates and subsidiaries and their respective businesses and operations, including with respect to the Acquisition. The Purchaser hereby acknowledges and agrees (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as business plans, (b) to take full responsibility for making the Purchaser’s own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as such business plans, so furnished to the Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), and (c) that the Company has not made and is not making any express or implied representation or warranty with respect to such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans).
(c)Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.
SECTION 2.Closing; Sale and Delivery to the Purchaser.
(a)Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, up to an aggregate of $300.0 million of Shares at the Per Share Purchase Price. The Purchaser shall deliver to the Company via wire transfer immediately available funds, and the Company and the Purchaser shall deliver the other items set forth in Sections 2(b) and 2(c) at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2(d) and 2(e), the Closing shall take place remotely by electronic transfer of Closing documentation. The Closing shall occur on the sixth (6th) Trading Day after the date of this Agreement. The Shares shall be delivered via a book-entry record through the Company’s transfer agent. Unless the Company and the Purchaser otherwise mutually agree with respect to the Purchaser’s Shares, at the Closing settlement shall occur on a “delivery versus payment” basis.
(b)Deliveries by the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, evidence of the issuance of the Purchaser’s Shares in book-entry form, registered in the name of the Purchaser;
(iii)a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date and in form and substance reasonably acceptable to the Purchaser, to the effect that (i) the representations and warranties of the Company hereunder are true and correct as of the date of this Agreement, and as of and as if made on the Closing Date, (ii) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by it, and (iii) all of the conditions set forth in Section 2(e) have been satisfied; and
(iv)the Company shall have provided the Purchaser with the Company’s wire instructions.
(c)Deliveries by the Purchaser. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)this Agreement duly executed by the Purchaser;
(ii)a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8 with respect to the Purchaser;
(iii)the Purchaser’s Subscription Amount by wire transfer to the account specified by the Company;

(iv)the Lock-Up Agreement duly executed by the Purchaser; and
(v)the Registration Rights Joinder duly executed by the Purchaser.
(d)Company Closing Conditions. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)The accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date;
(ii)all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and
(iii)the delivery by the Purchaser of the items set forth in Section 2(c) of this Agreement.
(e)Purchaser Closing Conditions. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date;
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)the delivery by the Company of the items set forth in Section 2(b) of this Agreement;
(iv)there shall have been no Material Adverse Effect with respect to the Company since the date hereof;
(v)the Company shall have filed with the New York Stock Exchange any required notice for the listing of the Shares and shall have received no objections to such notice;
(vi)no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Shares, in each case solely in connection with the transactions contemplated hereby, including without limitation, those required by the New York Stock Exchange; and
(vii)from the date hereof to the Closing Date, trading in the Class A Common Stock shall not have been suspended by the Commission or the NYSE, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

SECTION 3.   Additional Agreements of the Company and the Purchaser. The Company covenants with the Purchaser, and the Purchaser covenants with the Company as follows:
(a)Reliance. Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing Date, the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of the Purchaser set forth herein are no longer accurate in all material respects.
(b)Purchaser Qualification. The Company may request from the Purchaser such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall provide such information as may be reasonably requested, to the extent readily available; provided, that upon receipt of such additional information, the Company agrees to keep any such information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.
(c)Securities Laws Disclosure; Publicity. The Company shall (i) by 9:01 a.m./p.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto (with such redactions as the Company may deem appropriate), with the Commission within the time required by the Exchange Act. No public release or announcement concerning this Agreement, the transactions contemplated hereby (including the Acquisition) or the Target shall be issued by the Purchaser without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Purchaser shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance.
(d)Furnishing of Information. Until the time that the Purchaser no longer owns Shares, the Company covenants to maintain the registration of the Class A Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
(e)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares as financing for the Acquisition; provided, that during the period between the Closing and the closing of the Acquisition, the Company may use such net proceeds to pay down borrowings outstanding under its revolving credit facility, so long as such amounts remain available to be redrawn to finance the Acquisition.
(f)Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the NYSE, and concurrently with the Closing, the Company shall apply to list all of the Shares on the NYSE and will use best efforts to promptly secure the listing of all of the Shares on the NYSE.
(g)Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the NYSE such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(h)Transfer Restrictions. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer (other than transfers pursuant to an effective registration statement or Rule 144, or to the Company), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Lock-Up Agreement and shall have the rights and obligations of the Purchaser under this Agreement.
SECTION 4. Payment of Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.
SECTION 5.[Reserved].
SECTION 6.Indemnification.
(a)Indemnification of Purchaser. Subject to the provisions of this Section 6, the Company will indemnify and hold the Purchaser and the Purchaser’s agents and legal representatives (collectively, “Purchaser Parties”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against any Purchaser Party in any capacity, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (which, for the avoidance of doubt, shall not include the Acquisition) (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct).
(b)Actions against Parties; Notification. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Purchaser Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not, without the prior written consent of the Purchaser Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the Purchaser Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Purchaser Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.
SECTION 7.[Reserved].
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Purchaser or the Purchaser’s advisers, agents or other representatives, or any Person controlling the Company and (ii) delivery of and payment for the Shares.
SECTION 9.Termination of Agreement.
(a)Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:
(i)Upon the mutual written consent of the Company and the Purchaser;
(ii)By the Company if any of the conditions set forth in Section 2(d) shall have become incapable of fulfillment, and shall not have been waived by the Company; or
(iii)By the Purchaser if any of the conditions set forth in Section 2(e) shall have become incapable of fulfillment, and shall not have been waived in writing by the Purchaser;
(iv)provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing. In the event of termination by the Company or the Purchaser of its obligations to effect a Closing pursuant to this Section 9, written notice thereof shall be given to the other party. Nothing in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(b)Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 8, 12, 14, 15, 16, 17, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.
SECTION 10.[Reserved].
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 444 West Lake Street, Suite 4460, Chicago, Illinois 60606, attention of John Lavorato; with a copy to Kirkland & Ellis LLP at 333 West Wolf Point Plaza, Chicago, Illinois 60654, attention of Robert Goedert, P.C. and A.J. Million. The address and email address for notices to each Purchaser shall be as set forth on the signature pages attached hereto.
SECTION 12.Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the Purchaser, the Purchaser Parties (solely with respect to Section 6), the Company, the Placement Agents (solely with respect to Section 1(b)(x)) and their respective successors and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchaser, the Company and their respective successors and legal representatives, and for the benefit of no other Person. The Placement Agents shall be a third party beneficiary solely of the representations and warranties of the Purchaser in Section 1(b)(x). No incorporator, manager, member, partner, stockholder, shareholder, affiliate, parent of, or holder of any equity interest in, any tier, agent, attorney or representative of either party (each, a “Non-Party Affiliate”) shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners, agents or affiliates, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) to the other party, its affiliates or its representatives for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of (1) this Agreement, (2) the negotiation or execution of or performance of any obligation under this Agreement, or (3) any breach or violation of this Agreement. Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 12.
SECTION 13.Assignment. No Purchaser may assign this Agreement and any of such Purchaser’s rights and obligations hereunder without the prior consent of the Company; provided, that nothing in this Agreement shall prohibit a Purchaser from transferring or assigning any of such Purchaser’s rights, interests and obligations pursuant to this Agreement to any controlled affiliate of such Purchaser so long as (i) such transfer or assignment would not reasonably be expected to impair or delay the ability of the Purchaser or such transferee to complete its respective obligations pursuant to this Agreement and (ii) such transferee would otherwise not violate any of the representations and warranties contained in Section 1(b) hereof. Subject to the foregoing, Purchaser’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by a Purchaser, the assignee(s) shall become a Purchaser hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Agreement nor any rights that may accrue to the Company hereunder or any of the Company’s obligations may be transferred or assigned (other than by merger).
SECTION 14.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 15.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 16.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address specified for notices under Section 11 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 17.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18.Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 19.Amendment. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
SECTION 20.Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.
SECTION 21.Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this

Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
SECTION 22.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MADISON AIR SOLUTIONS CORPORATION

By:	/s/ Jill Wyant
	Name:	Jill Wyant
	Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASER:

By:	/s/ Larry Gies
Name: Larry Gies

Address for Notice:
[Signature Page to Securities Purchase Agreement]